Press Contact: Tom Rodak Director of Corporate Marketing (765) 771-5555	Investor Relations: (765) 771-5310

 FOR IMMEDIATE RELEASE

Wabash National Corporation Announces
Fourth Quarter and Full Year 2011 Results

Full Year Income from Operations Improves $35 Million, Best Since 2007

Q4 2011 Net Income of $7.5 Million, or $0.11 per Share

LAFAYETTE, Ind. – February 6, 2012 – Wabash National Corporation (NYSE: WNC) reported year-over-year and sequential improvement across a number of financial and operating metrics. The Company reported net income of $7.5 million, or $0.11 per diluted share for the fourth quarter of 2011 on net sales of $342 million compared to net income of $4.9 million, or $0.07 per diluted share, on net sales of $242 million for the fourth quarter of 2010. For the twelve months ended December 31, the Company reported net income of $15.0 million, or $0.22 per diluted share, on net sales of $1.2 billion for 2011 compared to a net loss of $141.8 million, or $3.36 per diluted share, on net sales of $640 million for 2010. Results for the twelve months ending December 31, 2011 include a one-time charge of $0.7 million, or $0.01 per diluted share, related to the early extinguishment of the Company’s prior revolving credit facility that was replaced during the second quarter. Results for the twelve months ended December 31, 2010 included a non-cash charge of $121.6 million, or $2.44 per diluted share related to the change in the fair value of the Company’s warrant which was issued in 2009 to a private investor and fully exercised in the third quarter of 2010.

The Company reported operating income of $8.4 million for the fourth quarter of 2011, compared to operating income of $5.7 million for the fourth quarter of 2010. For the twelve months ended December 31, the Company reported operating income of $19.8 million and an operating loss of $15.4 million for 2011 and 2010, respectively. The improvement in operating income of $2.7 million and $35.2 million for the three and twelve month periods, respectively, resulted from higher new trailer shipments which totaled 13,600 and 47,600 units, representing increases of 35 percent and 91 percent, respectively, from the prior year periods as well as the increased volume of our non-trailer related businesses. In addition, the fourth quarter results for both 2011 and 2010 benefited from the favorable experience on trailer warranties of $2.0 million and $2.8 million, respectively.

The following is a summary of select operating and financial results for the past five quarters:

	Three Months Ended
	December 31,	March 31,	June 30,	September 30,	December 31,
(Dollars in thousands)	2010	2011	2011	2011	2011

New Trailer Units Sold	10,100	8,900	11,400	13,600	13,600

Net Sales	$241,550	$221,984	$287,095	$336,433	$341,732

Gross Profit Margin	7.2%	7.4%	5.7%	4.0%	6.0%

Income from Operations	$5,736	$4,009	$5,117	$2,270	$8,394

Net Income	$4,859	$3,197	$3,302	$1,092	$7,451

Operating EBITDA (Non-GAAP)	$10,752	$8,802	$9,737	$6,558	$13,682

Dick Giromini, President and Chief Executive Officer, stated, “We are pleased to have delivered the ninth consecutive quarter of noteworthy year-over-year improvement in our operating results. The expansion of both our top- and bottom-line and the momentum throughout our business is a direct result of the continued execution of our strategic initiatives that focus on driving innovation, optimizing our cost base and expanding into new markets. As expected, the fourth quarter represented a key inflection point for Wabash as improvements in workforce productivity, the production of a backlog containing an improving mix of higher-margined orders, and moderating commodity prices began to contribute to our profitability and overall operating performance. These trends, coupled with our focus to diversify beyond our core trailer business, positions us well for long-term growth and margin expansion. More specifically, our diversification efforts related to DuraPlate® and Allied products, including our frac tank offering, for the three months ending December 31, 2011, generated net sales of approximately $26 million, representing more than a five-fold increase from the prior year period.”

Mr. Giromini continued, “New trailer shipments of 13,600 for the fourth quarter met our previous guidance and reflects the continued strong demand environment. In addition, full year new trailer shipments totaling 47,600 were nearly double the level from 2010. This healthier demand environment, coupled with a strong backlog of approximately $587 million as of December 31, 2011, reaffirms our belief that we remain in the early stages of a trailer replacement cycle which we believe could be one of the strongest in history. Furthermore, both ACT and FTR have recently updated their forecasts for 2012 industry volumes to 246,000 and 251,000 units, respectively, reflecting an approximate increase of 20% over 2011 levels. As we look to 2012, we expect to deliver considerable improvement in our financial and operational results through continued manufacturing optimization initiatives on the shop floor, improved pricing as trailer industry demand expands and continued diversification into higher margin opportunities.”

On a non-GAAP basis, the Company’s Operating EBITDA for the fourth quarter of 2011 of $13.7 million represents an increase of $2.9 million as compared to the fourth quarter of 2010, on approximately 3,500 additional new trailer shipments, and reached levels not experienced since third quarter of 2007. Full year Operating EBITDA of $38.8 million represents an increase of $33.9 million from a year ago as new trailer shipments increased approximately 22,700 and growth of non-trailer DuraPlate® products increased over $32 million. A discussion of the Company’s use of Operating EBITDA as a non-GAAP measure is included below, and a reconciliation of Operating EBITDA to net income (loss) is provided in the supplemental schedules included in this release.

Fourth Quarter 2011 Conference Call

Wabash National Corporation will conduct a conference call to review and discuss its fourth quarter results on February 7, 2012, at 10:00 a.m. EDT.  The phone number to access the conference call is 800-299-9086 and a participant code 97161934. The call can also be accessed live on the Company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through May 1, 2012.

Non-GAAP Measures

In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains the non-GAAP financial measure Operating EBITDA.

Operating EBITDA should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income (loss), and reconciliations to GAAP financial statements should be carefully evaluated.

Operating EBITDA is defined as earnings before interest, taxes, preferred stock dividends, depreciation, amortization, stock-based compensation, and other non-operating income and expense, as well as non-cash charges associated with the Company’s warrant issued in 2009 and fully exercised in 2010. Management believes Operating EBITDA provides useful information to investors regarding our results of operations. We provide this measure because we believe it is useful for investors to understand our performance period to period with the exclusion of the recurring and non-recurring items identified above. Management believes the presentation of Operating EBITDA, when combined with the primary GAAP presentation of operating income, is beneficial to an investor’s understanding of our operating performance. A reconciliation of Operating EBITDA to net income (loss) is included in the tables following this release.

About Wabash National Corporation

Headquartered in Lafayette, Indiana, Wabash National® Corporation (NYSE: WNC) is one of the leading manufacturers of semi trailers in North America. Established in 1985, the Company specializes in the design and production of dry freight vans, refrigerated vans, flatbed trailers, drop deck trailers, dump trailers, truck bodies and intermodal equipment. Its innovative core products are sold under the DuraPlate®, ArcticLite®, FreightProTM, Eagle® and BensonTM brand names. The Company operates two wholly owned subsidiaries: Transcraft® Corporation, a manufacturer of flatbed, drop deck and dump trailers as well as truck bodies; and Wabash National Trailer Centers, trailer service centers and retail distributors of new and used trailers and aftermarket parts throughout the U.S.

Safe Harbor Statement

This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, statements regarding our outlook for new trailer shipments and Operating EBITDA, backlog, expectations regarding increases in trailer demand levels, the sufficiency of the Company’s capital structure, the needs of the Company in the future, whether profitability can be achieved and encouraging signs in the macroeconomic landscape. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the uncertain economic conditions including the possibility that demand expectations may not result in order increases for us, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in our manufacturing capacity and cost containment, and dependence on industry trends. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$341,732	$241,550	$1,187,244	$640,372
Cost of sales	321,073	224,259	1,120,524	612,289
Gross profit	$20,659	$17,291	$66,720	$28,083
General and administrative expenses	8,584	8,582	33,949	32,831
Selling expenses	3,681	2,973	12,981	10,669
Income (Loss) from operations	$8,394	$5,736	$19,790	$(15,417)
Other income (expense):
Interest expense	(955)	(1,092)	(4,136)	(4,140)
Increase in fair value of warrant	-	-	-	(121,587)
Other, net	36	65	(441)	(667)

Income (Loss) before income taxes	$7,475	$4,709	$15,213	$(141,811)
Income tax expense (benefit)	24	(150)	171	(51)
Net income (loss)	$7,451	$4,859	$15,042	$(141,760)
Preferred stock dividends and early extinguishment	-	-	-	25,454
Net income (loss) applicable to common stockholders	$7,451	$4,859	$15,042	$(167,214)
Basic and diluted net income (loss) per share	$0.11	$0.07	$0.22	$(3.36)
Net comprehensive income (loss)	$7,451	$4,859	$15,042	$(141,760)

		Retail &
	Manufacturing	Distribution	Eliminations	Total
Three months ended December 31,
2011
Net sales	$323,473	$36,311	$(18,052)	$341,732
Income (Loss) from operations	$8,175	$248	$(29)	$8,394
New trailers shipped	13,600	800	(800)	13,600

2010
Net sales	$225,736	$25,519	$(9,705)	$241,550
Income (Loss) from operations	$5,388	$428	$(80)	$5,736
New trailers shipped	10,100	400	(400)	10,100

Twelve months ended December 31,
2011
Net sales	$1,112,828	$138,447	$(64,031)	$1,187,244
Income from operations	$17,605	$2,112	$73	$19,790
New trailers shipped	47,700	2,800	(2,900)	47,600

2010
Net sales	$575,803	$98,356	$(33,787)	$640,372
(Loss) Income from operations	$(15,532)	$297	$(182)	$(15,417)
New trailers shipped	24,900	1,500	(1,500)	24,900

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Basic net income (loss) per share:
Net income (loss) applicable to common stockholders	$7,451	$4,859	$15,042	$(167,214)
Undistributed earnings allocated to participating securities	(43)	(29)	(84)	-
Net income (loss) applicable to common stockholders excluding amounts applicable to participating securities	$7,408	$4,830	$14,958	$(167,214)
Weighted average common shares outstanding	68,130	67,874	68,086	49,819
Basic net income (loss) per share	$0.11	$0.07	$0.22	$(3.36)

Diluted net income (loss) per share:
Net income (loss) applicable to common stockholders	$7,451	$4,859	$15,042	$(167,214)
Undistributed earnings allocated to participating securities	(43)	(29)	(84)	-
Net income (loss) applicable to common stockholders excluding amounts applicable to participating securities	$7,408	$4,830	$14,958	$(167,214)

Weighted average common shares outstanding	68,130	67,874	68,086	49,819
Dilutive stock options and restricted stock	246	455	332	-
Diluted weighted average common shares outstanding	68,376	68,329	68,418	49,819
Diluted net income (loss) per share	$0.11	$0.07	$0.22	$(3.36)

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	December 31,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$19,976	$21,200
Accounts receivable	52,219	37,853
Inventories	189,533	110,850
Prepaid expenses and other	2,317	2,155
Total current assets	$264,045	$172,058

Property, plant and equipment	96,591	98,834

Intangible assets	19,821	22,863

Other assets	7,593	9,079
	$388,050	$302,834

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of capital lease obligations	$4,007	$590
Accounts payable	107,985	71,145
Other accrued liabilities	59,024	38,896
Total current liabilities	$171,016	$110,631

Long-term debt	65,000	55,000

Capital lease obligations	814	3,964

Other noncurrent liabilities and contingencies	4,874	4,214

Stockholders' equity	146,346	129,025
	$388,050	$302,834

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Twelve Months Ended December 31,
	2011	2010
	(Unaudited)

Cash flows from operating activities
Net income (loss)	$15,042	$(141,760)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	15,591	16,855
Net (gain) loss on the sale of assets	(9)	431
Loss on debt extinguishment	668	-
Increase in fair value of warrant	-	121,587
Stock-based compensation	3,398	3,489
Changes in operating assets and liabilities
Accounts receivable	(14,366)	(20,772)
Inventories	(78,683)	(59,062)
Prepaid expenses and other	(162)	3,024
Accounts payable and accrued liabilities	56,968	45,251
Other, net	386	650
Net cash used in operating activities	$(1,167)	$(30,307)

Cash flows from investing activities
Capital expenditures	(7,264)	(1,782)
Proceeds from the sale of property, plant and equipment	17	1,813
Net cash (used in) provided by investing activities	$(7,247)	$31

Cash flows from financing activities
Proceeds from issuance of common stock, net of expenses	(155)	71,948
Proceeds from exercise of stock options	538	504
Borrowings under revolving credit facilities	848,705	712,491
Payments under revolving credit facilities	(838,705)	(685,928)
Principal payments under capital lease obligations	(671)	(352)
Stock repurchase	(533)	(384)
Payments under redemption of preferred stock	-	(47,791)
Debt and preferred stock issuance costs paid	(1,989)	(120)
Net cash provided by financing activities	$7,190	$50,368

Net (decrease) increase in cash and cash equivalents	$(1,224)	$20,092
Cash and cash equivalents at beginning of period	21,200	1,108
Cash and cash equivalents at end of period	$19,976	$21,200

WABASH NATIONAL CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO

NON-GAAP FINANCIAL MEASURES

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Net income (loss)	$7,451	$4,859	$15,042	$(141,760)
Income tax expense (benefit)	24	(150)	171	(51)
Increase in fair value of warrant	-	-	-	121,587
Interest expense	955	1,092	4,136	4,140
Depreciation and amortization	3,837	3,993	15,591	16,855
Stock-based compensation	1,451	1,023	3,398	3,489
Other non-operating (income) expense	(36)	(65)	441	667
Operating EBITDA	$13,682	$10,752	$38,779	$4,927

	Three Months Ended
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011
Net income	$3,197	$3,302	$1,092	$7,451
Income tax expense	42	11	94	24
Interest expense	926	1,147	1,108	955
Depreciation and amortization	3,945	3,924	3,885	3,837
Stock-based compensation	848	696	403	1,451
Other non-operating (income) expense	(156)	657	(24)	(36)
Operating EBITDA	$8,802	$9,737	$6,558	$13,682

	Three Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010
Net (loss) income	$(139,079)	$(5,602)	$(1,938)	$4,859
Income tax expense (benefit)	87	-	12	(150)
Increase (Decrease) in fair value of warrant	126,765	(1,913)	(3,265)	-
Interest expense	1,027	998	1,023	1,092
Depreciation and amortization	4,428	4,295	4,139	3,993
Stock-based compensation	829	927	710	1,023
Other non-operating (income) expense	(32)	802	(38)	(65)
Operating EBITDA	$(5,975)	$(493)	$643	$10,752